Exhibit 99.1

 Astoria Federal Savings Upgraded to A1 by Moody’s;
Issuer Rating of Astoria Financial Raised to A2

          LAKE SUCCESS, N.Y., March 9 /PRNewswire-FirstCall/ -- Astoria Financial Corporation (NYSE: AF), (“Astoria”), the holding company for Astoria Federal Savings and Loan Association (“Astoria Federal”), announced today that Moody’s Investor Services (“Moody’s”) upgraded Astoria Federal’s deposit rating to A1, a two notch increase from its previous deposit rating.  At the same time, Moody’s raised the issuer rating of Astoria to A2 from Baa1.   The upgrade was the result of a new ratings methodology recently implemented by Moody’s, which combines the stand-alone financial strength of banks with external support factors.

          Moody’s indicated that its upgrade was supported by the thrift’s good core profitability, underpinned by its superior operating efficiency and its excellent asset quality metrics. Its franchise value is supported by a solid retail footprint on Long Island (Queens, Brooklyn, Nassau and Suffolk counties).  Commenting on Moody’s action, George L. Engelke, Jr., Chairman, President & CEO of Astoria stated, “The ratings increases by Moody’s validate the implementation of our business plan which continues to focus on growing our core businesses, mortgage lending and retail banking, limiting credit risk and strictly controlling operating expenses.”

          Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association, with assets of $21.6 billion is the fifth largest thrift institution in the United States.  Established in 1888, Astoria Federal is the largest thrift depository headquartered in New York with deposits of $13.2 billion and embraces its philosophy of Putting people first by providing the customers and local communities it serves with quality financial products and services through 86 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states.  Astoria Federal originates mortgage loans through its banking offices and loan production offices in New York, an extensive broker network covering twenty-six states, primarily the East Coast, and the District of Columbia, and through correspondent relationships covering forty-three states and the District of Columbia.

          Forward Looking Statements

          This document contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements may be identified by the use of such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar terms and phrases, including references to assumptions.

          Forward-looking statements are based on various assumptions and analyses made by us in light of our management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These factors include, without limitation, the following: the timing and occurrence or non- occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may be determined adverse to us or may delay the occurrence or non-occurrence of events longer than we anticipate.  We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

SOURCE  Astoria Financial Corporation
          -0-                                                            03/09/2007
          /CONTACT:  Peter J. Cunningham, First Vice President, Investor Relations, +1-516-327-7877, ir@astoriafederal.com /
          /Company News On-Call:  http://www.prnewswire.com/comp/104529.html /
          /Web site:  http://www.astoriafederal.com /